UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

Ocuphire Pharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

OCUPHIRE PHARMA, INC.
SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2022

This Supplement dated June 2, 2022 amends and supplements the Proxy Statement of Ocuphire Pharma, Inc. (“we”, “our” or the “Company”) dated April 27, 2022 (the “Proxy Statement”) with the following information:

Engagement of Proxy Solicitor

On June 2, 2022, we engaged Alliance Advisors, LLC (“Alliance Advisors”), to provide supplemental assistance in the solicitation of proxies, including proxy process related advice and informational support, at a cost of $7,500, plus reimbursement of expenses. We have paid and will pay other costs of soliciting votes in connection with the Proxy Statement. If stockholders need assistance with casting or changing their vote, they should contact Alliance Advisors at 866-407-1972.

Important Information

The Company has filed the definitive Proxy Statement with the Securities and Exchange Commission (the “SEC”) and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for its Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.